Exhibit G

                                PRELIMINARY DRAFT

        MANAGEMENT PRESENTATION TO THE

        [LOGO] HERCULES

        BOARD OF DIRECTORS

        11-FEB-2002

                               PRELIMINARY DRAFT

HISTORICAL AND PROJECTED WATER BUSINESS FINANCIALS(1)

(US$ IN MILLIONS)
--------------------------------------------------------------------------------

                                      1999A         2000A         2001A         2002F        2003F        2004F
                                   ------------------------------------------------------------------------------
REVENUE
   Base Business                   $  845.6    $    849.1    $    843.8    $    863.2   $    897.2   $    924.1
   PPD Tolling Arrangement             95.5         107.1         110.1         113.2        116.4        119.7
   Paper Water                         60.4          60.9          61.7          62.5         63.3         64.1
   Affiliated Subs                      2.2           3.5           3.5           3.5          3.5          3.5
   Other                               (5.3)         (1.1)          0.0           0.0          0.0          0.0
                                   ------------------------------------------------------------------------------
   Total Revenue                   $  998.4    $  1,019.5    $  1,019.1    $  1,042.4   $  1,080.4   $  1,111.4
        GROWTH RATE                      NA           2.1%         (0.0)%         2.3%         3.6%         2.9%

GROSS PROFIT
   Base Business                      519.5         516.1         512.9         536.8        560.0        572.9
   PPD Tolling Arrangement              0.0           0.0           0.0           0.0          0.0          0.0
   Paper Water                         36.3          36.4          37.0          37.5         38.0         38.5
   Affiliated Subs                      0.3           0.5           0.5           0.5          0.5          0.5
   Other                                0.0           0.2           0.0           0.0          0.0          0.0
                                   ------------------------------------------------------------------------------
   Total Gross Profit              $  556.1    $    553.2    $    550.4    $    574.8   $    598.5   $    611.9
                 GROSS MARGIN          55.7%         54.3%         54.0%         55.1%        55.4%        55.1%
     GROSS MARGIN W/O TOLLING          61.6%         60.6%         60.6%         61.9%        62.1%        61.7%

EBITDA                             $  216.3    $    209.7    $    216.6    $    262.1   $    270.6   $    273.8
                EBITDA MARGIN          21.7%         20.6%         21.3%         25.1%        25.0%        24.6%
    EBITDA MARGIN W/O TOLLING          24.0%         23.0%         23.8%         28.2%        28.1%        27.6%
                  GROWTH RATE            NA          (3.1)%         3.3%         21.0%         3.2%         1.2%

DISTRIBUTOR AGREEMENT              $    7.9    $      7.2    $      8.4    $      9.1   $      9.5   $      9.8

EBIT                               $  178.7    $    173.1    $    184.6    $    229.8   $    239.8   $    244.2
                  EBIT MARGIN          17.9%         17.0%         18.1%         22.0%        22.2%        22.0%
      EBIT MARGIN W/O TOLLING          19.8%         19.0%         20.3%         24.7%        24.9%        24.6%

ALLOCATED INDIRECT COSTS           $   24.0    $     10.0    $      9.1    $      9.1   $      9.1   $      9.4
  AS A % OF REVENUE                     2.4%          1.0%          0.9%          0.9%         0.8%         0.8%

CAPITAL EXPENDITURES               $   22.8    $     25.2    $     15.0    $     20.8   $     21.6   $     22.2
  AS A % OF REVENUE                     2.3%          2.5%          1.5%          2.0%         2.0%         2.0%



                                                                           CAGR
                                                                  -----------------------
                                         2005F        2006F       1999-2001     2002-2006
                                   ------------------------------------------------------
REVENUE
   Base Business                    $    951.8   $    980.4
   PPD Tolling Arrangement               123.1        126.5
   Paper Water                            64.9         65.7
   Affiliated Subs                         3.5          3.5
   Other                                   0.0          0.0
                                   ------------------------
   Total Revenue                    $  1,143.3   $  1,176.1
        GROWTH RATE                        2.9%         2.9%         1.4%         3.1%

GROSS PROFIT
   Base Business                         590.1        607.8
   PPD Tolling Arrangement                 0.0          0.0
   Paper Water                            38.9         39.4
   Affiliated Subs                         0.5          0.5
   Other                                   0.0          0.0
                                   ------------------------
   Total Gross Profit               $    629.5   $    647.7          1.1%         3.0%
                 GROSS MARGIN             55.1%        55.1%
     GROSS MARGIN W/O TOLLING             61.7%        61.7%

EBITDA                              $    279.7   $    286.0
                EBITDA MARGIN             24.5%        24.3%
    EBITDA MARGIN W/O TOLLING             27.4%        27.2%
                  GROWTH RATE              2.2%         2.3%         6.6%         2.2%

DISTRIBUTOR AGREEMENT               $     10.0   $     10.3

EBIT                                $    251.0   $    258.1
                  EBIT MARGIN             22.0%        21.9%
      EBIT MARGIN W/O TOLLING             24.6%        24.6%

ALLOCATED INDIRECT COSTS            $      9.7   $      9.9
  AS A % OF REVENUE                        0.8%         0.8%

CAPITAL EXPENDITURES                $     22.9   $     23.5
  AS A % OF REVENUE                        2.0%         2.0%        (3.0)%        3.1%

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                                                   Supplementary Information  33


(1) HISTORICAL AND PROJECTED FINANCIAL INFORMATION AS PER HERCULES MANAGEMENT.